Exhibit 99.1

Upwork Reports Fourth Quarter and Full Year 2025 Financial Results
Record full-year 2025 revenue of $787.8 million
Fourth-quarter revenue of $198.4 million and GAAP net income of $15.6 million
Fourth-quarter adjusted EBITDA of $52.9 million or 27% adjusted EBITDA margin
Full-year 2025 GAAP net income of $115.4 million and record adjusted EBITDA of $225.6 million or 29% adjusted EBITDA margin
PALO ALTO, Calif. – February 9, 2026 – Upwork Inc. (Nasdaq: UPWK), the world’s human and AI-powered work marketplace, today announced its financial results for the fourth quarter and full year of 2025.
“2025 marked the year we rebuilt Upwork for the age of human-plus-AI collaboration, turning global change into a definitive tailwind, all while demonstrating strong financial performance,” said Hayden Brown, president and CEO, Upwork Inc. “We enter 2026 as the leader of a new category, serving as the operational backbone for businesses navigating this new AI era of work. This is our most exciting chapter yet as we tackle the $1.3 trillion market opportunity for flexible digital knowledge work1 and execute on our vision to build a generation-defining company.”
“In 2025, we delivered on our commitments to return to GSV growth, achieving this goal two quarters earlier than planned, while also achieving record annual revenue and adjusted EBITDA margin,” said Erica Gessert, CFO, Upwork Inc. “We expect 2026 to be a year of accelerating growth. Our diversified growth path across AI, SMB and Enterprise gives us confidence in our guidance of 4% to 6% GSV growth and 6% to 8% revenue growth for the year.”
Fourth Quarter & Full Year 2025 Financial Highlights
•Revenue grew 4% year over year to $198.4 million in the fourth quarter of 2025
•Revenue grew 2% year over year to $787.8 million for full year 2025
•Active clients2 were 785,000 as of December 31, 2025
•GSV per active client2 was $5,129 in the fourth quarter of 2025, an increase of 7% year over year
•GAAP Net income was $15.6 million in the fourth quarter of 2025, compared to $147.2 million in the fourth quarter of 20243
•GAAP Net income was $115.4 million in 2025, compared to $215.6 million in 20243
•GAAP Diluted earnings per share was $0.12 in the fourth quarter of 2025, compared to $1.03 in the fourth quarter of 20243
•GAAP Diluted earnings per share was $0.84 in 2025, compared to $1.52 in 20243
•Adjusted EBITDA4 was $52.9 million in the fourth quarter of 2025, a 5% increase compared to $50.2 million in the fourth quarter of 20245
•Adjusted EBITDA4 was $225.6 million in 2025, a 35% increase compared to $167.6 million in 20245
1 Estimated 2028 market size from Upwork Market Study, a commissioned third-party study that estimates the size of the flexible digital knowledge work market based on data from, among other sources, the Bureau of Labor Statistics, World Bank, and International Labour Organization (October 2025).
2 See Key Definitions in our fourth quarter and full year 2025 earnings presentation.
3 GAAP net income and diluted earnings per share for the three and twelve months ended December 31, 2024, include a non-cash income tax benefit of $140.3 million related to the release of a valuation allowance on certain deferred tax assets.
4 An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.
5 For each of the three and twelve months ended December 31, 2024, adjusted EBITDA does not include restructuring charges related to the restructuring plan that was announced on October 23, 2024, or the Restructuring Plan.

•Cash provided by operating activities was $63.7 million in the fourth quarter of 2025, compared to $38.6 million in the fourth quarter of 2024
•Cash provided by operating activities was $248.3 million in 2025, compared to $153.6 million in 2024
•Free cash flow4 was $57.3 million in the fourth quarter of 2025, compared to $34.7 million in the fourth quarter of 2024
•Free cash flow4 was $223.1 million in 2025, compared to $139.1 million in 2024
•Share repurchase program returned $136 million to shareholders in 2025 with the purchase of 9.3 million shares, including the purchase of 2.0 million shares in the fourth quarter for $34 million. As of December 31, 2025, the company had $64 million in remaining authorization in its repurchase program.
Fourth Quarter 2025 Operational Highlights
Building the World’s Human and AI-Powered Work Marketplace
•Drove over $100 million in incremental GSV in 2025 through search and recommendation improvements, largely driven by AI.
•Introduced Uma™ AI-generated work summaries in Q4 2025, which boosted spend per client.
•Announced a partnership with OpenAI to offer AI training, certifications, and upskilling to global independent professionals on the Upwork Marketplace — the first of many upcoming partnerships that deepen Upwork’s commitment to helping talent succeed in this new era of work.
Growing AI Work on the Marketplace
•GSV from AI-related work surpassed $300 million on an annualized basis in Q4 2025, up more than 50% from the prior year.
•GSV from AI Integration & Automation work grew more than 90% year over year in Q4 2025.
•GSV from Generative AI & Creative Production increased by 50% year over year in Q4 2025.
•Upwork’s February 4th In-Demand Skills 2026 report found that demand for top AI-enabled skills more than doubled year-over-year in 2025, and that hiring for human expertise remains strong across work categories.
Winning Bigger with SMBs
•Q4 2025 GSV from Upwork Business Plus offering for SMBs increased 24% quarter over quarter.
•Q4 2025 Business Plus active clients grew 49% quarter over quarter.
•38% of active clients on Business Plus in Q4 2025 were net-new customers to Upwork.
Unlocking the Enterprise Opportunity
•Continued team and platform integration work and finalized the go-to-market strategy for Lifted, Upwork’s wholly owned subsidiary purpose-built to serve enterprise clients, which was launched in August 2025.
•Won two Lifted clients who are new to the Upwork family of companies.

Financial Guidance & Outlook
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for the first quarter of 2026 is:
•Revenue: $192 million to $197 million
•Adjusted EBITDA: $45 million to $47 million
•Diluted weighted-average shares outstanding: 136 million to 139 million
•Non-GAAP diluted EPS: $0.26 to $0.28

Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for full year 2026 is:
•Revenue: $835 million to $850 million
•Adjusted EBITDA: $240 million to $250 million
•Diluted weighted-average shares outstanding: 137 million to 140 million
•Non-GAAP diluted EPS: $1.43 to $1.48

UPWORK INC.
Key Financial and Operational Metrics
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In thousands, except percentages )	2025	2024	% Change	2025	2024	% Change
GSV(1)	$1,020,332	$992,776	3%	$4,028,386	$4,008,107	1%
Marketplace revenue(1)	$171,358	$163,655	5%	$682,883	$662,108	3%
Enterprise revenue(1)	$27,051	$27,828	(3)%	$104,901	$107,217	(2)%
Gross profit	$154,738	$148,842	4%	$613,032	$595,231	3%
Gross profit margin	78%	78%	26 bps	78%	77%	45 bps
Operating expenses	$126,444	$135,259	(7)%	$483,725	$530,025	(9)%
Net income	$15,634	$147,166	(89)%	$115,425	$215,586	(46)%
Adjusted EBITDA(2)	$52,857	$50,206	5%	$225,556	$167,593	35%
Profit margin	8%	77%	-6,898 bps	15%	28%	-1,337 bps
Adjusted EBITDA margin(2)	27%	26%	42 bps	29%	22%	685 bps
Cash provided by operating activities	$63,701	$38,582	65%	$248,259	$153,563	62%
Free cash flow(2)	$57,273	$34,717	65%	$223,120	$139,119	60%

	As of December 31,
(In thousands)	2025	2024	% Change
Active clients(1)	785	832	(6)%

(1) See Key Definitions in our fourth quarter and full year 2025 earnings presentation.
(2) An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.

Fourth Quarter and Full Year 2025 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s fourth quarter and full year 2025 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. Please visit the Upwork Investor Relations website at investors.upwork.com/financial-information/quarterly-results to view Upwork’s fourth quarter and full year 2025 earnings presentation.

Disclosure Information
We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our X handle (twitter.com/Upwork), Hayden Brown’s X handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), and Erica Gessert’s LinkedIn profile (linkedin.com/in/erica-gessert) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases, and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

About Upwork
Upwork Inc.’s (Nasdaq: UPWK) family of companies connects businesses with global, AI-enabled talent across every contingent work type including freelance, fractional, and payrolled. This portfolio includes the Upwork Marketplace, which connects businesses with on-demand access to highly skilled talent across the globe, and Lifted, which provides a purpose-built solution for enterprise organizations to source, contract, manage, and pay talent across the full spectrum of contingent work. From Fortune 100 enterprises to entrepreneurs, businesses rely on Upwork Inc. to find and hire expert talent, leverage AI-powered work solutions, and drive business transformation. With access to professionals spanning more than 10,000 skills across AI & machine learning, software development, sales & marketing, customer support, finance & accounting, and more, the Upwork family of companies enables businesses of all sizes to scale, innovate, and transform their workforces for the age of AI and beyond.

Since its founding, Upwork Inc. has facilitated more than $30 billion in total transactions and services as it fulfills its purpose to create opportunity in every era of work. Learn more about the Upwork Marketplace at upwork.com and follow on LinkedIn, Facebook, Instagram, TikTok, and X; and learn more about Lifted at go-lifted.com and follow on LinkedIn.

Contact:
Investor Relations
investor@upwork.com

Safe Harbor:
This press release of Upwork Inc. (together with its wholly owned subsidiaries, the “Company,” “we,” “us,” or “our”) contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the first quarter and full year 2026, information or predictions concerning the future of our business or strategy, future market opportunity and market size, future products, features, or functionality, anticipated events and trends, potential growth or growth prospects, competitive position, technological and market trends, industry environment, the economy, our plans with respect to share repurchases, the expected impact and timing of strategic initiatives, including the launch of Lifted, our enterprise-focused subsidiary, and its acquisitions of Bubty B.V. (“Bubty”) and Ascen Inc. (“Ascen”), and other future conditions.
We have based these forward-looking statements largely on our current expectations and projections as of the date hereof about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside our control, and you should not place undue reliance on such forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. We make no representation that the plans, intentions, expectations, or results disclosed in these forward-looking statements will be achieved or that future events and circumstances will occur, and actual results or events may differ materially and adversely from our expectations. The forward-looking statements are made as of the date hereof, and we do not undertake, and expressly disclaim, any obligation to update or revise any forward-looking statements, conform these statements to actual results, or make changes in our expectations, except as required by law. Additional information regarding the risks and uncertainties that could cause actual results to differ materially from our expectations is included under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, filed with the SEC on November 4, 2025, and in our other SEC filings, which are available on our Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, when filed.
Upwork, Lifted, “UmaTM, Upwork’s Mindful AI,” and other registered or common law trade names, trademarks, or service marks of Upwork appearing in this press release are the property of Upwork. This press release may also contain additional trade names, trademarks, and service marks of other companies, including names and brands. All third-party trademarks are property of their respective owners, and any references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law.

UPWORK INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Marketplace	$171,358	$163,655	$682,883	$662,108
Enterprise	27,051	27,828	104,901	107,217
Total revenue	198,409	191,483	787,784	769,325
Cost of revenue	43,671	42,641	174,752	174,094
Gross profit	154,738	148,842	613,032	595,231
Operating expenses
Research and development	47,055	53,491	185,544	209,283
Sales and marketing	36,005	43,934	143,412	185,211
General and administrative	41,665	35,602	146,629	128,803
Provision for transaction losses	1,719	2,232	8,140	6,728
Total operating expenses	126,444	135,259	483,725	530,025
Income from operations	28,294	13,583	129,307	65,206
Other income, net	5,757	4,788	23,869	25,221
Income before income taxes	34,051	18,371	153,176	90,427
Income tax (provision) benefit	(18,417)	128,795	(37,751)	125,159
Net income	$15,634	$147,166	$115,425	$215,586

Net income per share:
Basic	$0.12	$1.10	$0.87	$1.61
Diluted	$0.12	$1.03	$0.84	$1.52

Weighted-average shares used to compute net income per share:
Basic	130,619	134,265	132,485	133,621
Diluted	139,414	143,098	140,660	143,152

UPWORK INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$294,356	$305,757
Marketable securities	378,425	316,344
Funds held in escrow, including funds in transit	180,752	195,736
Trade and client receivables, net	76,236	75,490
Prepaid expenses and other current assets	21,064	17,727
Total current assets	950,833	911,054
Property and equipment, net	44,421	30,056
Goodwill	149,192	121,064
Intangible assets, net	37,161	12,989
Operating lease asset	5,011	5,752
Deferred tax asset	111,495	128,779
Other assets, noncurrent	1,467	1,919
Total assets	$1,299,580	$1,211,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,858	$6,128
Escrow funds payable	180,752	195,736
Debt, current	359,770	—
Accrued expenses and other current liabilities	94,023	59,300
Deferred revenue	7,765	7,269
Total current liabilities	650,168	268,433
Debt, noncurrent	—	357,928
Operating lease liability, noncurrent	9,707	9,567
Other liabilities, noncurrent	9,390	308
Total liabilities	669,265	636,236

Stockholders’ equity
Common stock	13	14
Additional paid-in capital	592,599	653,575
Accumulated and other comprehensive income	754	264
Accumulated deficit	36,949	(78,476)
Total stockholders’ equity	630,315	575,377
Total liabilities and stockholders’ equity	$1,299,580	$1,211,613

UPWORK INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,634	$147,166	$115,425	$215,586
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for transaction losses	999	1,972	6,706	5,505
Depreciation and amortization	7,024	4,370	25,710	14,813
Amortization of debt issuance costs	461	461	1,842	1,842
Accretion of discount on purchases of marketable securities, net	(2,499)	(1,480)	(8,198)	(11,911)
Amortization of operating lease asset	177	409	741	2,837
Tides Foundation common stock warrant expense	187	187	750	750
Stock-based compensation expense	17,352	13,633	65,390	68,391
Deferred taxes	18,892	(129,258)	18,493	(129,258)
Changes in operating assets and liabilities:
Trade and client receivables	(1,630)	(4,566)	(3,284)	(4,802)
Prepaid expenses and other assets	(2,610)	1,812	(2,570)	(656)
Operating lease liability	(412)	(136)	188	(4,351)
Accounts payable	(656)	428	(1,160)	969
Accrued expenses and other liabilities	10,960	5,097	27,737	4,730
Deferred revenue	(178)	(1,513)	489	(10,882)
Net cash provided by operating activities	63,701	38,582	248,259	153,563
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(119,239)	(127,818)	(485,178)	(362,322)
Proceeds from maturities of marketable securities	117,711	121,623	420,436	486,892
Proceeds from sale of marketable securities	7,747	3,354	11,348	41,775
Acquisition of business, net of cash acquired	1,440	(14,333)	(58,406)	(14,333)
Purchases of property and equipment	(455)	(1,549)	(5,790)	(3,528)
Internal-use software and platform development costs	(5,973)	(2,316)	(19,349)	(10,916)
Net cash provided by (used in) investing activities	1,231	(21,039)	(136,939)	137,568
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in escrow funds payable, net	(29,756)	(22,052)	(6,731)	9,956
Proceeds from exercises of stock options and common stock warrant	21	1,358	750	3,293
Proceeds from employee stock purchase plan	1,736	1,878	3,935	4,795
Repurchase of common stock	(34,036)	—	(135,959)	(100,000)
Net cash (used in) financing activities	(62,035)	(18,816)	(138,005)	(81,956)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	2,897	(1,273)	(26,685)	209,175
Cash, cash equivalents, and restricted cash—beginning of period	476,011	506,866	505,593	296,418
Cash, cash equivalents, and restricted cash—end of period	$478,908	$505,593	$478,908	$505,593
The following table reconciles cash, cash equivalents, and restricted cash as reported in the consolidated balance sheets to the total of the same amounts shown in the consolidated statements of cash flows as of the following (in thousands):

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$294,356	$305,757
Restricted cash	3,800	4,100
Funds held in escrow, including funds in transit	180,752	195,736
Total cash, cash equivalents, and restricted cash as shown in the consolidated statement of cash flows	$478,908	$505,593

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release, including adjusted EBITDA, adjusted EBITDA margin, free cash flow, and non-GAAP diluted EPS.

We define adjusted EBITDA as net income adjusted for stock-based compensation expense; depreciation and amortization; other income (expense), net, which includes interest expense; income tax benefit (provision); and, if applicable, certain other gains, losses, benefits, or charges that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. We define free cash flow as cash provided by operations less purchases of property, plant and equipment and cash outflows from internally developed software.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to certain items that can vary substantially from company to company, and free cash flow allows investors to evaluate the cash generated from our underlying operations across periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. In particular, (1) adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent a reduction in cash available to us; or (d) material acquisition-related deal costs. In addition, the non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, including companies in our industry, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measures that we present. Reconciliations of the non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures have been provided below, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted EBITDA guidance to GAAP net income or non-GAAP diluted EPS guidance to GAAP diluted EPS because certain items that impact GAAP net income and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during the first quarter of 2026 and fiscal year 2026 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA guidance to GAAP net income and non-GAAP diluted EPS guidance to GAAP diluted EPS is not available without unreasonable effort.

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$15,634	$147,166	$115,425	$215,586
Add back (deduct):
Stock-based compensation expense	17,352	13,633	65,390	68,391
Depreciation and amortization	7,024	4,370	25,710	14,813
Other income, net	(5,757)	(4,788)	(23,869)	(25,221)
Income tax provision (benefit) (1)	18,417	(128,795)	37,751	(125,159)
Other (2)(3)(4)	187	18,620	5,149	19,183
Adjusted EBITDA	$52,857	$50,206	$225,556	$167,593
Profit margin	8%	77%	15%	28%
Adjusted EBITDA margin	27%	26%	29%	22%

Cost of revenue, GAAP	$43,671	$42,641	$174,752	$174,094
Stock-based compensation expense	(180)	(262)	(760)	(1,586)
Other (2)	—	(317)	—	(317)
Cost of revenue, Non-GAAP	43,491	42,062	173,992	172,191
As a percentage of total revenue, GAAP	22%	22%	22%	23%
As a percentage of total revenue, Non-GAAP	22%	22%	22%	22%

Gross profit, GAAP	$154,738	$148,842	$613,032	$595,231
Stock-based compensation expense	180	262	760	1,586
Other (2)	—	317	—	317
Gross profit, Non-GAAP	154,918	149,421	613,792	597,134
Gross margin, GAAP	78%	78%	78%	77%
Gross margin, Non-GAAP	78%	78%	78%	78%

Research and development, GAAP	$47,055	$53,491	$185,544	$209,283
Stock-based compensation expense	(5,495)	(6,394)	(23,023)	(29,923)
Intangible amortization	(2,495)	(704)	(8,192)	(1,900)
Other (2)	—	(7,872)	—	(7,872)
Research and development, Non-GAAP	39,065	38,521	154,329	169,588
As a percentage of total revenue, GAAP	24%	28%	24%	27%
As a percentage of total revenue, Non-GAAP	20%	20%	20%	22%

Sales and marketing, GAAP	$36,005	$43,934	$143,412	$185,211
Stock-based compensation expense	(1,557)	(2,116)	(6,347)	(11,670)
Intangible amortization	—	(167)	(1,236)	(167)
Other (2)	—	(7,007)	—	(7,007)
Sales and marketing, Non-GAAP	34,448	34,645	135,829	166,368
As a percentage of total revenue, GAAP	18%	23%	18%	24%
As a percentage of total revenue, Non-GAAP	17%	18%	17%	22%

General and administrative, GAAP	$41,665	$35,602	$146,629	$128,803
Stock-based compensation expense	(10,120)	(4,861)	(35,260)	(25,212)
Other (2)(3)(4)	(188)	(3,424)	(5,149)	(3,987)
General and administrative, Non-GAAP	31,357	27,317	106,220	99,604
As a percentage of total revenue, GAAP	21%	19%	19%	17%
As a percentage of total revenue, Non-GAAP	16%	14%	13%	13%

Total operating expenses, GAAP	$126,444	$135,259	$483,725	$530,025
Stock-based compensation expense	(17,172)	(13,371)	(64,630)	(66,805)
Intangible amortization	(2,495)	(871)	(9,428)	(2,066)
Other (2)(3)(4)	(188)	(18,303)	(5,149)	(18,866)
Total operating expenses, Non-GAAP	106,589	102,714	404,518	442,288
As a percentage of total revenue, GAAP	64%	71%	61%	69%
As a percentage of total revenue, Non-GAAP	54%	54%	51%	57%

Income from operations, GAAP	$28,294	$13,583	$129,307	$65,206
Stock-based compensation expense	17,352	13,633	65,390	68,391
Intangible amortization	2,495	871	9,428	2,066
Other (2)(3)(4)	188	18,881	5,149	19,444
Income from operations, Non-GAAP	48,329	46,968	209,274	155,107

Net income, GAAP	$15,634	$147,166	$115,425	$215,586
Stock-based compensation expense	17,352	13,633	65,390	68,391
Intangible amortization	2,495	871	9,428	2,066
Release of valuation allowance on deferred tax assets	—	(140,339)	—	(140,339)
Tax effect of non-GAAP adjustments	14,294	2,149	682	(18,000)
Other (2)(3)(4)	188	18,881	5,149	19,444
Net income, Non-GAAP	49,963	42,361	196,074	147,148

Weighted-average shares outstanding used in computing earnings per share, GAAP
Basic (in millions)	130.6	134.3	132.5	133.6
Diluted (in millions)	139.4	143.1	140.7	143.2
Basic earnings per share, GAAP	$0.12	$1.10	$0.87	$1.61
Diluted earnings per share, GAAP	$0.12	$1.03	$0.84	$1.52

Weighted-average shares outstanding used in computing earnings per share, Non-GAAP
Basic (in millions)	130.6	134.3	132.5	133.6
Diluted (in millions)	139.4	143.1	140.7	143.2
Basic earnings (loss) per share, Non-GAAP	$0.38	$0.32	$1.48	$1.10
Diluted earnings (loss) per share, Non-GAAP	$0.36	$0.30	$1.41	$1.04
(1) During each of the three and twelve months ended December 31, 2024, we recognized a non-cash tax benefit of $140.3 million from the release of a valuation allowance on certain deferred tax assets.
(2) During each of the three and twelve months ended December 31, 2024, we incurred $19.2 million in costs related to the execution of the Restructuring Plan. Of this amount, $18.4 million is included in Other, while the remaining amount is allocated between stock-based compensation expense and Other income, net.

(3) During each of the three and twelve months ended December 31, 2025 and 2024, we incurred $0.2 million and $0.8 million, respectively, of expense related to the warrant to purchase 500,000 shares of our common stock at an exercise price of $0.01 per share issued to the Tides Foundation in 2018 (the “Tides Foundation Warrant”).

(4) During the twelve months ended December 31, 2025, we incurred acquisition-related costs of $4.4 million in connection with our business combinations. These costs primarily consist of legal, accounting, and other professional fees, and are recorded in general and administrative expenses in the condensed consolidated statements of operations. Beginning in the second quarter of 2025, we included acquisition-related costs as an add-back to net income in the reconciliation to adjusted EBITDA. Acquisition-related costs incurred in prior periods were deemed immaterial and therefore not included as an add-back to adjusted EBITDA.

UPWORK INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash provided by operating activities	$63,701	$38,582	$248,259	$153,563
Less: purchases of property, plant & equipment and cash outflows from internally developed software	(6,428)	(3,865)	(25,139)	(14,444)
Free cash flow	$57,273	$34,717	$223,120	$139,119

UPWORK INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net Income	$15,634	$29,335	$32,726	$37,730	$147,166	$27,758	$22,220	$18,442
Add back (deduct):
Stock-based compensation expense	17,352	19,789	15,977	12,272	13,633	18,578	19,238	16,942
Depreciation and amortization	7,024	7,946	5,879	4,861	4,370	3,668	3,629	3,146
Other income, net	(5,757)	(5,917)	(5,878)	(6,317)	(4,788)	(8,091)	(5,620)	(6,722)
Income tax provision (benefit) (1)	18,417	6,340	5,717	7,277	(128,795)	1,126	1,181	1,329
Other (2)(3)(4)	187	2,134	2,640	188	18,620	188	187	188
Adjusted EBITDA	$52,857	$59,627	$57,061	$56,011	$50,206	$43,227	$40,835	$33,325

Profit margin	8%	15%	17%	20%	77%	14%	12%	10%
Adjusted EBITDA margin	27%	30%	29%	29%	26%	22%	21%	17%
(1) During three months ended December 31, 2024, we recognized a non-cash tax benefit of $140.3 million from the release of a valuation allowance on certain deferred tax assets.
(2) During the three months ended December 31, 2024, we incurred $19.2 million in costs related to the execution of the Restructuring Plan. Of this amount, $18.4 million is included in Other, while the remaining amount is allocated between stock-based compensation expense and Other income, net.
(3) For all periods presented, we incurred $0.2 million related to our Tides Foundation Warrant.
(4) During the three months ended June 30, 2025 and September 30, 2025, we incurred $2.5 million and $1.9 million acquisition-related costs in connection with our business combinations of Ascen and Bubty.